EXHIIBIT 99.1


                                 REVOCABLE PROXY
                                 LINCOLN BANCORP
[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints T. Tim Unger or John M. Baer, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of Lincoln Bancorp that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on __________, June _____, 2004, at 12:00 p.m. (local time), at the Guilford Township Community Center, 1500 S. Center Street, Plainfield, Indiana, or any adjournment thereof, on the proposals set forth herein.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON THE PROPOSALS HEREIN.

                                               For    Against     Abstain

1.   Proposal to approve  the  Agreement       [_]     [_]         [_]
     and  Plan of  Reorganization  dated
     March 10, 2004 by and among Lincoln
     Bancorp, Lincoln Bank, First Shares
     Bancorp,  Inc.  and  First  Bank (a
     copy of which is  attached as Annex
     A to the joint proxy  statement and
     prospectus for the Annual Meeting).

                                             For    Withhold     For All Except
2.   Election of Directors                   [_]       [_]           [_]

         W. Thomas Harmon
         Jerry R. Holifield
         John C. Milholland

     (INSTRUCTION: To withhold authority to vote for any individual, write the individual's name on the space provided below.)

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                                               For    Against     Abstain
3.   Proposal  to  postpone  or  adjourn       [_]     [_]         [_]
     meeting    to    permit     further
     solicitation  of  proxies  in event
     that  an  insufficient   number  of
     shares is  present  in person or by
     proxy   to   approve   the   merger
     described under Proposal 1 above.

4. In their discretion, on such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE THREE NOMINEES STATED ABOVE AND FOR PROPOSALS 1, 3 AND 4.

     Please indicate your intentions of attending the meeting on June ___, 2004, by completing the section below.

I WILL attend the Annual Meeting.               [_]
Number of Persons attending will be         _______________

Please be sure to sign and date this Proxy in the box below.


                                        [Date:_____________________________]


[________________________________]        [________________________________]
     Shareholder sign above                    Co-holder (if any) sign above

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    Detach above card, sign, date and mail in postage-paid envelope provided.

                                 LINCOLN BANCORP
                   1121 East Main Street, Plainfield, IN 46168

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     Please sign exactly as name appears on this card.  If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             YOUR VOTE IS IMPORTANT.
           PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

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IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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